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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1999 included in this Form 10-K, into the Company's previously filed Registration Statements (File Nos. 333-45323 and 333-41921).


Arthur Andersen LLP

Atlanta, Georgia
March 25, 1999